As filed with the Securities and Exchange Commission on August 31, 2015

Registration No. 333-202190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	98-1225347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric J. Dale

Chief Legal Officer

Nielsen Holdings plc

85 Broad Street

New York, New York 10004

+1 (646) 654-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

+1 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

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EXPLANATORY NOTE

This post-effective amendment no. 1 to the Registration Statement on Form S-3 (File No. 333-202190) (this “post-effective amendment”), is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Nielsen Holdings plc (formerly known as Nielsen Holdings Limited), a public limited company incorporated under the laws of England and Wales (“Nielsen-UK”), as the successor issuer to Nielsen N.V., a Dutch company (“Nielsen-Netherlands”), following a merger transaction (the “Merger”) that became effective on August 31, 2015. The Merger was effected through the Common Draft Terms of the Cross-Border Legal Merger between Nielsen-Netherlands and Nielsen-UK, dated as of March 26, 2015 (the “Merger Proposal”), pursuant to which Nielsen-Netherlands merged with and into Nielsen-UK, with Nielsen-UK being the surviving entity. The Merger Proposal was approved by the stockholders of Nielsen-Netherlands at the annual meeting of stockholders on June 26, 2015.

Pursuant to the Merger Proposal, each registered share of Nielsen-Netherlands (the “Nielsen-Netherlands Share”), excluding shares held by Nielsen-Netherlands, was exchanged for one ordinary share in Nielsen-UK, par value €0.07 per share (the “Nielsen-UK Share”). As a result of the Merger, each stockholder of Nielsen-Netherlands became a holder of Nielsen-UK Shares evidencing the same proportional interests in Nielsen-UK that such stockholder held in Nielsen-Netherlands.

Nielsen-UK hereby expressly adopts the Registration Statement on Form S-3 (File No. 333-202190) filed by Nielsen-Netherlands with the Securities and Exchange Commission (the “SEC”) as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROSPECTUS

Common Stock

We may offer and sell our common stock from time to time. We will determine when we sell our common stock, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock. If any agents, dealers or underwriters are involved in the sale of any of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our common stock also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, certain selling stockholders may offer and sell our common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time that we or any selling common stockholders sell common stock using this prospectus, we or any selling stockholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the common stock being offered, including the names of any selling stockholders, if applicable, the prices and our net proceeds from the sales of such common stock. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “NLSN.”

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and/or certain selling stockholders, if applicable, may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we and/or certain selling stockholders may offer. Each time we sell common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is apart. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling stockholders are not making an offer to sell common stock in any jurisdiction where the offer or sale of such common stock is not permitted.

In this prospectus, unless otherwise indicated, “Company,” “Nielsen,” “we,” “our” or “us,” as used herein, refer to Nielsen Holdings plc, successor to Nielsen N.V., unless otherwise stated or indicated by context.

RISK FACTORS

Investing in our common stock involves risks. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in Nielsen N.V.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our common stock pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus may contain “forward-looking statements” for purposes of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “project” and other words of similar meaning. Such statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control and could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to:

•	the timing and scope of technological advances;

•	management of ongoing organizational changes;

•	consolidation in our customers’ industries that may reduce the aggregate demand for our services and put pricing pressure on us;

•	customer procurement strategies that could put additional pricing pressure on us;

•	general economic conditions, including the effects of the current economic environment on advertising spending levels, the costs of, and demand for, consumer packaged goods, media, entertainment and technology products and any interest rate or exchange rate fluctuations;

•	goodwill and other intangible asset impairments;

•	our substantial indebtedness;

•	certain covenants in our debt documents and our ability to comply with such covenants;

•	regulatory review by governmental agencies that oversee information gathering and changes in data protection laws;

•	the ability to maintain the confidentiality of our proprietary information gathering processes and intellectual property;

•	intellectual property infringement claims by third parties;

•	risks to which our international operations are exposed, including local political and economic conditions, the effects of foreign currency fluctuations and the ability to comply with local laws and the ability to comply with applicable anti-bribery and economic sanctions laws;

•	criticism of our audience measurement services;

•	the ability to attract and retain customers, key personnel and sample participants;

•	the effect of disruptions to our information processing systems;

•	the effect of disruptions in the mail, telecommunication infrastructure and/or air services;

•	the impact of tax planning initiatives and resolution of audits of prior tax years;

•	future litigation or government investigations;

•	the impact of competition;

•	the financial statement impact of changes in generally accepted accounting principles; and

•	the ability to successfully integrate our Company with acquired entities in accordance with our strategy.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” in Nielsen N.V.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Incorporation by Reference” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements may not in fact occur or may prove to be materially different from the expectations expressed or implied by these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

NIELSEN HOLDINGS PLC

We are a leading global information and measurement company that provides clients with a comprehensive understanding of consumers and consumer behavior. We deliver critical media and marketing information, analytics and industry expertise about what consumers buy and what consumers watch and listen to on a global and local basis (consumer interaction with television, online and mobile). Our information, insights and solutions help our clients maintain and strengthen their market positions and identify opportunities for profitable growth. We have a presence in more than 100 countries, including many developing and emerging markets, and hold leading market positions in many of our services and geographies. Based on the strength of the Nielsen brand, our scale and the breadth and depth of our solutions, we believe we are the global leader in measuring and analyzing consumer behavior in the segments in which we operate.

We were founded in 1923 by Arthur C. Nielsen, Sr., who invented an approach to measuring competitive sales results that made the concept of “market share” a practical management tool. For over 90 years, we have advanced the practice of market research and media audience measurement to provide our clients a better understanding of their consumers. Our common stock is listed on the NYSE under the symbol “NLSN.”

On March 26, 2015, we entered into terms of the cross-border legal merger (the “Merger Proposal”) with Nielsen N.V., a former Dutch company (“Nielsen-Netherlands”). Pursuant to the Merger Proposal, on August 31, 2015, Nielsen-Netherlands merged with and into the Company with the Company being the surviving entity (the “Merger”). Pursuant to the Merger Proposal, each registered share of Nielsen-Netherlands (the “Nielsen-Netherlands Shares”), excluding shares held by Nielsen-Netherlands, was exchanged for one ordinary share of the Company, par value €0.07 per share. As a result of the Merger, each stockholder of Nielsen-Netherlands became a holder of the common stock of the Company evidencing the same proportional interests in the Company that such stockholder held in Nielsen-Netherlands. After the Merger, our common stock continues to be listed on the NYSE under the symbol “NLSN.”

Our registered office is located at AC Nielsen House, London Road, Oxford, Oxfordshire OX3 9RX, United Kingdom and it is registered under the Companies Act 2006 in England and Wales, with company number 9422989. Our headquarters are located in New York, New York, and the phone number is +1 (646) 654-5000. We maintain a website at www.nielsen.com where general information about our business is available. The information contained on, or accessible from, our website is not a part of this prospectus.

USE OF PROCEEDS

In the case of a sale of common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK

General

The following information is a summary of the material terms of the shares of the Company, par value €0.07 per share, as specified in the articles of association of the Company (the “Articles”).

Pursuant to the Merger Proposal, each Nielsen-Netherlands Share (excluding shares held by Nielsen-Netherlands) was exchanged for one share of the Company as at 2:01 a.m. Eastern Time on August 31, 2015 (the “Effective Time”). All of the shares of the Company were issued fully paid and are not subject to any further calls or assessments by the Company.

There are no conversion rights or redemption provisions relating to any shares of the Company delivered in connection with the Merger. Under English law, persons who are neither residents nor nationals of the UK may freely hold, vote and transfer the shares of the Company in the same manner and under the same terms as UK residents or nationals.

Dividends And Distributions

The Company intends to continue the policy of making regular quarterly dividends on outstanding Nielsen common stock. Subject to the English Companies Act 2006 (the “English Companies Act”), the Company’s shareholders may declare a final dividend by ordinary resolution (which must be recommended by the Company’s board of directors), and the Company’s board of directors may declare and pay interim dividends to shareholders, in accordance with their respective rights and interests in the Company. Dividends may only be paid out of “distributable reserves”, defined as “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital”. The Company is not permitted to pay dividends out of share capital, which includes share premiums. Realized reserves are determined in accordance with generally accepted accounting principles at the time the relevant accounts are prepared. The Company is not permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.

There are no fixed dates on which entitlement to dividends arise on any of the shares of the Company.

The directors may, with the prior authority of an ordinary resolution of the shareholders, decide that the payment of all or any part of a dividend be satisfied by transferring non-cash assets of equivalent value, including shares or securities in any company.

The Articles also permit a scrip dividend scheme under which the directors may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive further shares of that class or shares of the Company, in either case credited as fully paid instead of cash, in respect of all or part of a dividend.

If a shareholder owes any money to the Company in respect of any shares in the Company, the Company’s board of directors may deduct any of this money from any dividend on the relevant shares, or from other money payable by the Company in respect of these shares. Money deducted in this way may be used to pay the amount owed to the Company in respect of the relevant shares.

Unclaimed dividends and other amounts payable by the Company can be invested or otherwise used by directors for the benefit of the Company until they are claimed under English law. All dividends remaining unclaimed for a period of twelve years after they first became due for payment will be forfeited and cease to be owing to the shareholder.

Voting Rights

The Articles provide that, unless otherwise decided by the directors, a resolution put to the vote of a general meeting will be decided on a poll taken at the meeting. Subject to any rights or restrictions as to voting attached to any class of shares and subject to disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, or (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares, on a poll taken at a meeting, every qualifying shareholder present and entitled to vote on the resolution has one vote for every shares of the Company of which he, she or it is the holder.

In the case of joint holders, the vote of the senior holder who votes (or any proxy duly appointed by him) may be counted by the Company.

Amendment To The Articles Of Association

Under English law, shareholders may amend the Articles by special resolution (i.e. a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding shares of the Company that, being entitled to vote, vote on the resolution) at a general meeting.

The full text of the special resolution must be included in the notice of the meeting.

Winding Up

In the event of a voluntary winding up of the Company, the liquidator may, on obtaining any sanction required by law, divide among the shareholders the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, will determine.

The liquidator may not, however, distribute to a shareholder without his consent an asset to which there is attached a liability or potential liability for the owner.

Upon any such winding up, after payment or provision for payment of the Company’s debts and liabilities, the holders of shares of the Company (and any other shares outstanding at the relevant time which rank equally with such shares) will share equally, on a share for share basis, in the Company’s assets remaining for distribution to the holders of shares of the Company.

Preemptive Rights And New Issues Of Shares

Under English law, the Company’s board of directors is, with certain exceptions, unable to allot and issue securities without being authorized either by the shareholders in a general meeting or by the Articles. In addition, English law requires the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e. par values) of their holdings on the same or more favorable terms, unless a special resolution (i.e. a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding shares of the Company that, being entitled to vote, vote on the resolution) to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which a further shareholder approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to the Company, include the shares of the Company and all rights to subscribe for or convert securities into such shares.

A provision in the Articles authorizes the directors, for a period of up to five years from the date of the shareholder resolution granting such authorization, to (i) allot shares in the Company, or to grant rights to subscribe for or to convert or exchange any security into shares in the Company up to an aggregate nominal amount (i.e., par value) of €91 million and (ii) exclude preemptive rights in respect of such issuances for the same period of time. The authorization will continue for five years and renewal of such authorization is expected to be sought at least once every five years, and possibly more frequently.

English law also prohibits an English company from issuing shares at a discount to nominal amount (i.e., par value) or for no consideration. If the shares are issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any shares of the Company, the nominal amount (i.e., par value) of the shares must be paid up in accordance with English law.

Disclosure Of Interests In Shares

English law gives the Company the power to serve a notice requiring any person whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any shares of the Company to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information) after the date the notice is sent can result in criminal or civil sanctions being imposed against the person in default.

Under the Articles, if any shareholder, or any other person appearing to be interested in shares of the Company held by such shareholder, fails to give the Company the information required by the notice, then the Company’s board of directors may withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer such shares (including any shares allotted or issued after the date of the notice in respect of those shares).

Alteration Of Share Capital/Repurchase Of Shares

Subject to the provisions of the English Companies Act, and without prejudice to any relevant special rights attached to any class of shares, the Company may, from time to time:

•	increase its share capital by allotting and issuing new shares in accordance with the Articles and any relevant shareholder resolution;

•	consolidate all or any of its share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;

•	subdivide any of its shares into shares of a smaller nominal amount (i.e., par value) than its existing shares; or

•	redenominate its share capital or any class of share capital.

English law prohibits the Company from purchasing its own shares unless such purchase has been approved by its shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may only be made on a “recognised investment exchange”, which does not include the NYSE, which is the only exchange on which the Company’s shares are traded. In order to purchase its own shares, the Company must therefore obtain shareholder approval for “off-market purchases”. This requires that the Company’s shareholders pass an ordinary resolution approving the terms of the contract pursuant to which the purchase(s) are to be made. Such approval may be for a specific purchase or constitute a general authority lasting for up to five years from the date of the resolution, and renewal of such approval for additional five years terms may be sought more frequently. However, shares may only be repurchased out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. A special resolution, approving the terms of contracts pursuant to which share repurchases are intended to be made over the next five years, was passed prior to the Effective Time.

Transfer Of Shares

The Articles allow holders of shares of the Company to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the English Companies Act and is approved by the Company’s board of directors. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

The Company (at its option) may or may not charge a fee for registering the transfer of a share or for making any other entry in the register. The Company’s board of directors may, in their absolute discretion, refuse to register a transfer of shares to any person, whether or not it is fully paid, or a share on which the Company has a lien. If the Company’s board of directors refuses to register the transfer of a share, the instrument of transfer must be returned to the transferee as soon as practicable and in any event within two months after the date on which the transfer was lodged with the Company with the notice of refusal and reasons for refusal unless they suspect that the proposed transfer may be fraudulent.

The Company’s board of directors is authorized under the Articles to establish such clearing and settlement procedures for the shares of the Company as they deem fit from time to time.

General Meetings And Notices

An annual general meeting will be called by not less than 21 clear days’ notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). All other general meetings will be called by not less than 14 clear days’ notice, unless a shorter notice is agreed to by a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving that right. At least seven clear days’ notice is required for any meeting adjourned for 28 days or more or for an indefinite period.

The notice of a general meeting will be given to the shareholders (other than any who, under the provisions of the Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Company’s board of directors, to the beneficial owners nominated to enjoy information rights under the English Companies Act, and to the auditors. Under English law, the Company is required to hold an annual general meeting of shareholders within six months from the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Company’s board of directors whether within or outside of the UK.

Under English law, the Company must convene a general meeting once it has received requests to do so from shareholders representing at least 5% of the paid up share capital of the company as carries voting rights at general meetings (excluding any paid-up capital held as treasury shares). The directors must call the meeting requested by the shareholders within 21 days from the date on which they became subject to the requirement and the meeting must be held not more than 28 days after the date of the notice convening the meeting.

Quorum. The necessary quorum for a general shareholder meeting is two shareholders entitled to vote present in person or by proxy at the meeting, save that if the Company only has one shareholder entitled to attend and vote at the general meeting, one shareholder present in person or by proxy at the meeting and entitled to vote is a quorum. If a meeting is adjourned for lack of quorum, the quorum of the adjourned meeting will be one shareholder present in person or by proxy.

Annual Accounts And Independent Auditor

Under English law, a “quoted company”, which includes a company whose equity share capital is listed on the NYSE, must deliver to the Registrar of Companies a copy of:

•	the company’s annual accounts;

•	the directors’ remuneration report;

•	the directors’ report;

•	any separate corporate governance statement;

•	a strategic report; and

•	the auditor’s report on those accounts, the auditable part of the director’ remuneration report, the directors’ report, the strategic report and any separate corporate governance statement.

The annual accounts and reports must be presented to the shareholders at a general meeting (although no vote is required in respect of such documents). Copies of the annual accounts and reports must, unless a shareholder agrees to receive more limited information in accordance with the English Companies Act, be sent to shareholders, debenture holders and everyone entitled to receive notice of general meetings at least 21 days before the date of the meeting at which copies of the documents are to be presented. English law allows a company to distribute such documents in electronic form or by means of a website, provided that the company’s articles of association contain provisions to that effect and individual consent has been obtained from each shareholder to receive such documents in electronic form or by means of a website. The Articles provide that such documents may be distributed in electronic form or by means of a website.

The Company must appoint an independent auditor to make a report on its annual accounts. The auditor is usually appointed by ordinary resolution at the general meeting of the company at which the company’s annual accounts are laid. Directors can also appoint auditors at any time before the company’s first accounts meeting, after a period of exemption or to fill a casual vacancy.

The remuneration of an auditor is fixed by the members of the company by ordinary resolution or in a manner that the members by ordinary resolution determine.

Liability Of the Company And Its Directors And Officers

Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to members of the Company’s board of directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Takeover Provisions

An English public limited company is potentially subject to the UK City Code on Takeovers and Mergers (the “Takeover Code”) if, among other factors, its place of central management and control is within the UK, the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon the Company’s current and intended plans for its directors and management, the Takeover Code (as currently drafted) does not apply to the Company. However, it is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to the Company.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE under the symbol “NLSN.”

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings with make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the common stock covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each time that we sell common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such common stock, including:

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them;

•	the offering price of the common stock and the proceeds to us and/or the selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

•	any options under which underwriters may purchase additional common stock from us and/or any selling stockholder.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

We and/or the selling stockholders, if applicable, may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or at prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any overallotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We and/or the selling stockholders, if applicable, may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any offered common stock that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered common stock in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered common stock may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the common stock in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the common stock are traded, in the over-the-counter market or otherwise.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of common stock will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

There can be no assurance that we will sell all or any of the common stock offered by this prospectus.

Agents, dealers and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any common stock that may be offered by this prospectus will be passed upon for us by Clifford Chance LLP, London, England.

EXPERTS

The consolidated financial statements of Nielsen-Netherlands appearing in Nielsen-Netherlands’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of Nielsen-Netherlands’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Nielsen-Netherlands’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act after the date of this prospectus from their respective filing dates so long as the registration statement of which this prospectus is a part remains effective:

•	Nielsen-Netherlands’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed with the SEC on April 29, 2015;

•	Nielsen-Netherlands’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

•	Nielsen-Netherlands’s Current Reports on Form 8-K filed on January 23, 2015, February 25, 2015, February 27, 2015, March 5, 2015, March 31, 2015, April 29, 2015, June 15, 2015, and June 30, 2015;

•	Our Current Report on Form 8-K filed on August 31, 2015; and

•	Nielsen-Netherlands’s registration statement on Form 8-A filed on January 20, 2011 pursuant to Section 12(b) of the Securities Act relating to the common stock, including any amendments or supplements thereto, as updated by the description of the shares contained in the Company’s Current Report on Form 8-K (File No. 001-35042) filed on August 31, 2015.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Nielsen Holdings plc

Attn: Chief Legal Officer

85 Broad Street

New York, New York 10004

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC’s internet site at http://www.sec.gov.

We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.nielsen.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

PROSPECTUS

August 31, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrants in connection with the distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.

SEC Registration Fee	$	*
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees and Expenses		**
Listing Fees		**
Miscellaneous Expenses		**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of common stock.

Item 15.	Indemnification of Directors and Officers.

The Articles enable us to indemnify the directors and officers of the Company and to advance expenses to defend claims against directors and officers to the full extent of English law. Subject to exceptions described below, English law does not permit a company to exempt a director or certain officers from, or indemnify him or her against, liability in connection with any negligence, default, breach of duty or breach of trust by him or her in relation to the company. Indemnification is permitted for liabilities incurred in proceedings in which judgment is entered in favor of the director or officer and the director or officer is acquitted, or the director or officer is held liable, but the court finds that he or she acted honestly or reasonably and the relief should be granted.

The exceptions under the English Companies Act 2006 allow a company to (and the Articles provide that the Company may):

•	purchase and maintain director and officer insurance “D&O Insurance” against any liability arising in connection with any negligence, default, breach of duty or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. D&O Insurance will not cover damages awarded in relation to criminal acts, intentional malfeasance or other forms of dishonesty, regulatory offences or excluded matters such as environmental liabilities. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty or intentional malfeasance is subsequently admitted or found to be true;

•	provide a qualifying third party indemnity provision, or “QTPIP.” This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company itself, fines imposed in criminal proceedings and penalties imposed by regulatory bodies). The Company can therefore indemnify directors and certain officers against such third party actions as class actions or actions following mergers and acquisitions or share issues; and

•

make a loan to a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against him or her (even if the action is brought by the company itself). This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company as the cost of the loan can be paid under the QTPIP.

We expect to enter into indemnification agreements with the members of the board of directors and may enter into indemnification agreements with certain of our officers. We also purchased directors’ and officers’ liability insurance for the members of the board of directors and certain of our officers.

Item 16.	Exhibits.

Please see the Exhibit Index included herewith immediately following the signature pages hereto, which is incorporated by reference.

Item 17.	Undertakings.

A. The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offer.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

B. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on August 31, 2015.

NIELSEN HOLDINGS PLC

By:	/s/ Jamere Jackson
Name:	Jamere Jackson
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dwight M. Barns	Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2015
Dwight M. Barns

/s/ Jamere Jackson	Chief Financial Officer (Principal Financial Officer)	August 31, 2015
Jamere Jackson

*	Corporate Controller (Principal Accounting Officer)	August 31, 2015
Jeffrey R. Charlton

*	Director	August 31, 2015
James A. Attwood Jr.

*	Director	August 31, 2015
David L Calhoun

*	Director	August 31, 2015
Karen M. Hoguet

*	Director	August 31, 2015
James M. Kilts

*	Director	August 31, 2015
Harish Manwani

*	Director	August 31, 2015
Kathryn V. Marinello

*	Director	August 31, 2015
Alexander Navab

*	Director	August 31, 2015
Robert C. Pozen

Signature	Title	Date

*	Director	August 31, 2015
Vivek Y. Ranadivé

*	Director	August 31, 2015
Javier G. Teruel

/s/ Harris Black	Registrant’s Authorized Representative in the United States	August 31, 2015
Harris Black

*By.	/s/ Harris Black
Harris Black
Attorney-in-fact

EXHIBIT INDEX

The agreements and other documents filed as exhibits to this Registration Statement on Form S-3 are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by the registrant in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for common stock registered hereby

2.1	Merger Proposal by the boards of directors of Nielsen N.V. and Nielsen Holdings Limited (now Nielsen Holdings plc) (incorporated by reference to Annex A to the registration statement on Form S-4/A (File No. 333-202313) filed by Nielsen Holdings Limited (now Nielsen Holdings plc) on May 21, 2015)

3.1	Articles of Association of Nielsen Holdings plc (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 31, 2015 (File No. 001-35042))

5.1**	Opinion of Clifford Chance LLP

23.1**	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Clifford Chance LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the registration statement on Form S-3 filed on February 20, 2015 (File No. 333-202190))

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8–K and incorporated by reference herein.
**	Filed herewith.